Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Settlement Agreement”) is made and entered into as of December 31, 2009 by and between Clark Holdings, Inc. f/k/a Global Logistics Acquisition Corporation (“Clark”), The Clark Group, Inc. (“Clark Group”), Donald G. McInnes, Gregory E. Burns, Brian Bowers, Edward W. Cook, Maurice Levy, Charles H. “Skip” Fischer III, Brian Gillen, Stephen M. Spritzer,1 on the one hand, and Charles C. Anderson, Jr., or in his absence Jay Maier, as representative of the sellers of the capital stock of Clark Group (the “Representative”), Cherokee Capital Management, LLC (“Cherokee”), Joel R. Anderson, Charles C. Anderson, Jr., Delaware ESBT for Charles C. Anderson, Jr., Terry C. Anderson, Clyde B. Anderson, Harold M. Anderson, Charles C. Anderson III, Frank Stockard, Bill Lardie, Jay Maier, Delaware ESBT for Jay Maier, David Gillis, John Barry and Timothy Teagan,2 on the other hand. The parties hereto are sometimes collectively referred to herein as the “Parties” and are sometimes individually referred to herein as a “Party.”

WHEREAS, Clark, Clark Group and the Sellers are parties to a Stock Purchase Agreement dated as of May 18, 2007, as amended November 1, 2007, (the “Stock Purchase Agreement”), pursuant to which Sellers sold and Clark purchased the capital stock of the Clark Group;

WHEREAS, Clark, the Representative and Continental Stock Transfer & Trust Company (the “Escrow Agent”) are parties to an Escrow Agreement, dated as of February 12, 2008 (the “Escrow Agreement”), pursuant to which a portion of the purchase price paid by Clark to Sellers pursuant to the Stock Purchase Agreement was placed in an escrow account (the “Escrow Fund”);

WHEREAS, a dispute has arisen regarding, among other things, how the remaining funds in the Escrow Fund are to be distributed;

WHEREAS, on or about March 18, 2009, the Representative filed a Demand for Arbitration against Clark with the American Arbitration Association; No. 14 148 Y 00499 09 (the “Arbitration”);

WHEREAS, on or about April 15, 2009, Clark answered the Representative’s Demand for Arbitration and filed a Counterclaim against Representative in the Arbitration;

WHEREAS, on or about August 11, 2009, Clark filed a notice of claim with the Escrow Agent and on or about September 8, 2009, the Representative filed a counter-notice;

WHEREAS, as of December 28, 2009, the Escrow Fund contains a total of $5,051,893.25;

1 Clark, Clark Group, Donald G. McInnes, Gregory E. Burns, Brian Bowers, Edward W. Cook, Maurice Levy, Charles H. “Skip” Fischer III, Brian Gillen, Stephen M. Spritzer, are sometimes collectively referred to as the “Clark Parties.”

2 Joel R. Anderson, Charles C. Anderson, Jr., Delaware ESBT for Charles C. Anderson, Jr., Terry C. Anderson, Clyde B. Anderson, Harold M. Anderson, Charles C. Anderson III, Frank Stockard, Bill Lardie, Jay Maier, Delaware ESBT for Jay Maier, David Gillis, John Barry and Timothy Teagan are sometimes collectively referred to as the “Sellers.”  The Representative, Cherokee and the Sellers are sometimes collectively referred to as the “Selling Parties.”

Clark Group Settlement Agreement and Release

WHEREAS, without admitting or determining liability, solely to compromise and settle all disputes and potential disputes, and to avoid further and protracted negotiations, expense and delay, the Parties mutually desire to enter into this Settlement Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants, promises, and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.           Recitals.  The foregoing Recitals are incorporated herein by reference.

2.           Actions by the Parties.

(a)
Release of Escrow Funds.  Contemporaneous with the execution of this Settlement Agreement by all Parties, Clark and the Representative shall execute and deliver to the Escrow Agent  a Mutually Agreed Distribution of Escrow Funds Certificate (the “Escrow Certificate”), a copy of which is attached hereto as Exhibit 1, instructing the Escrow Agent to release $3,763,660.47 to Sellers and $1,288,232.78 to Clark.

(b)
Dismissal of Arbitration.  Immediately following the execution of this Settlement Agreement by all Parties, the Parties through their respective counsel shall execute and file an Agreed Order of Dismissal, a copy of which is attached hereto as Exhibit 2, dismissing the Arbitration with prejudice.

3.           Mutual Release and Waiver of Claims.

(a)
Releases by Clark Parties.  Except for the obligations contained in this Settlement Agreement and those noted in Subparagraph 3(c) below, each of the Clark Parties, in their respective individual, representative, trustee and/or fiduciary capacities, forever releases and discharges each of the Selling Parties, in their respective individual, representative, trustee and/or fiduciary capacities, and all of their respective heirs, executors, administrators, assigns, officers, directors, members, employees, agents, attorneys, divisions, parents, affiliates, subsidiaries and related companies of and from any and all claims, demands, suits, damages, sums of money, expenses, costs, actions, causes of action, accounts, reckonings, controversies, bonds, bills, specialties, contracts, covenants, agreements, promises, variances, trespasses, judgments, extents, executions, undertakings, debts, dues, attorneys’ fees, obligations and liabilities of any nature, whatsoever, known or unknown, in law or in equity, which the Clark Parties or any of their respective heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to the present.

Clark Group Settlement Agreement and Release

(b)
Releases by Selling Parties.  Except for the obligations contained in this Settlement Agreement and those noted in Subparagraph 3(c) below, each of the Selling Parties, in their respective individual, representative, trustee and/or derivative capacities, forever releases and discharges each of the Clark Parties, in their respective individual, representative, trustee and/or fiduciary capacities, and all of their respective heirs, executors, administrators, assigns, officers, directors, members, employees, agents, attorneys, divisions, parents, affiliates, subsidiaries and related companies of and from any and all claims, demands, suits, damages, sums of money, expenses, costs, actions, causes of action, accounts, reckonings, controversies, bonds, bills, specialties, contracts, covenants, agreements, promises, variances, trespasses, judgments, extents, executions, undertakings, debts, dues, attorneys’ fees, obligations and liabilities of any nature, whatsoever, known or unknown, in law or in equity, which the Selling Parties or any of their respective heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to the present.

(c)           Matters not Released.

(1)
Individual Agreements.  Notwithstanding the foregoing, nothing herein is intended to or should be construed as limiting or otherwise altering the rights or obligations any Party has or may have as a result of its being a party to any of the following agreements:

(i)
Employment Agreement, dated as of January 1, 1998, between David Gillis and The Clark Group, Inc., including but not limited to the Confidentiality Agreement executed by David Gillis in favor of The Clark Group, Inc. and referenced as Exhibit C thereto;

(ii)
Separation Agreement and General Release between The Clark Group, Inc., its parent, subsidiaries, affiliates, successors, assigns, owners and agents (collectively "the Company") and John Barry (“Barry”), dated as of May 27, 2008, including but not limited to all incorporated continuing obligations arising under the Employment Agreement between the Clark Group and Barry dated January 1, 1998, and the Confidentiality Agreement executed by Barry in favor of the Clark Group dated April 17, 1998;

Clark Group Settlement Agreement and Release

(iii)	Confidential Separation Agreement and General Release, dated as of October 21, 2009, between Timothy Teagan (“Teagan”) and The Clark Group, Inc., its subsidiaries and affiliated entities;

(iv)	Independent Consulting Agreement, dated as of October 21, 2009, between Teagan and The Clark Group, Inc.; and

(v)
Continuing and Post-employment obligations arising under the Employment Agreement dated January 1, 1998 between Teagan and The Clark Group, Inc. and the Confidentiality Agreement executed by Teagan dated February 28, 1995.

(2)
Stock Purchase Agreement.  Notwithstanding the foregoing, nothing herein is intended to or should be construed as limiting or otherwise altering the rights or obligations any Party has or may have under Sections 1.12 (Certain Seller Matters); 5.6(a) (Confidentiality; Access to Information); 5.20 (Noncompete; Nonsolicit; Nonhire); 5.23 (Books & Records); Article IX (Defined Terms) of the Stock Purchase Agreement to the extent said defined terms are pertinent to Sections 1.12, 5.6(a) 5.20 and 5.23 and Article X of the Stock Purchase Agreement; and Article X (General Provisions) of the Stock Purchase Agreement, except that Section 10.12 (Arbitration) shall apply only to disputes that may arise under the aforesaid provisions of the Stock Purchase Agreement and not to any disputes that may arise under this Settlement Agreement.  To the extent any provision of the Stock Purchase Agreement is in conflict with the terms of this Settlement Agreement, the provisions of this Settlement Agreement shall control.

(3)
Acknowledgement of No Claims.  Each Party represents and warrants that, as of the date of this Settlement Agreement, it does not know or have reason to believe that any other Party has committed or is committing a breach of any of the agreements referenced in Subparagraph 3(c)(1) or any of the sections of the Stock Purchase Agreement referenced in Subparagraph 3(c)(2).

Clark Group Settlement Agreement and Release

4.           Representations, Warranties, and Covenants.

(a)           The Parties hereby represent, warrant, and covenant that they have full authority and ability to execute, deliver, and perform this Settlement Agreement.

(b)           The Parties hereby represent, warrant, and covenant that this Settlement Agreement constitutes the legal, valid, and binding obligation of the Parties.

5.           Attorneys’ Fees and Costs.  The Parties agree to bear their respective attorneys’ fees, costs, and expenses with respect to this matter.  All administrative fees from the American Arbitration Association concerning the Arbitration or fees from the Arbitrator or Mediator shall be paid ½ by Clark and ½ by Sellers.  Notwithstanding the foregoing, in the event of a dispute arising out of or related to the terms of Settlement Agreement, the prevailing Party shall recover all costs related thereto, including, but not limited to, reasonable attorneys' fees and litigation expenses.

6.           Entire Agreement; Amendment & Waiver in Writing.  This Settlement Agreement and any exhibit hereto constitutes the entire agreement among the Parties and all oral discussions, prior agreements (except as specifically provided for in Section 3(c) above) and negotiations among the Parties are merged herein and are superseded by this Settlement Agreement.  The Parties each acknowledge that they have not executed this Settlement Agreement in reliance on any promise, representation or warranty which is not contained herein.  No provision of this Settlement Agreement shall be amended or waived except by a statement in writing signed by the Party against which enforcement of the amendment or waiver is sought.

7.           Construction.  This Settlement Agreement  has been jointly and fairly negotiated.  The language of this Settlement Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any Party.

8.           Choice of Law; Forum Selection.  This Settlement Agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to choice of law principles.  All actions, suits, or other proceedings with respect to this Settlement Agreement shall be brought exclusively in the United States District Court for the Eastern District of Pennsylvania.

9.           Counterparts.  This Settlement Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signature page hereto may be signed in the original and delivered by facsimile or electronic mail to the other party shall constitute effective execution and delivery of this Settlement Agreement.

Clark Group Settlement Agreement and Release

IN WITNESS WHEREOF the Parties have caused this Settlement Agreement and Mutual Release to be executed by themselves or their duly authorized representative as of the day and year first written above.

By:	/s/ Gregory Burns

Its:	Chief Executive Officer

The Clark Group, Inc.

By:	/s/ Charles H. Fischer III

Its:	President

/s/ Donald G. McInnes
Donald G. McInnes

/s/ Gregory E. Burns
Gregory E. Burns

/s/ Brian Bowers
Brian Bowers

/s/ Edward W. Cook
Edward W. Cook

/s/ Maurice Levy
Maurice Levy

/s/ Charles H. Fischer III
Charles H. “Skip” Fischer III

/s/ Brian Gillen
Brian Gillen

/s/ Stephen M. Spritzer
Stephen M. Spritzer

Clark Group Settlement Agreement and Release

Representative

By:	/s/ Charles C. Anderson, Jr.

Cherokee Capital Management, LLC

By:	/s/ Jay Maier

Its:	Vice President

/s/ Joel R. Anderson
Joel R. Anderson

/s/ Charles C. Anderson, Jr.
Charles C. Anderson, Jr.

Delaware ESBT for Charles C. Anderson, Jr.

By:	/s/ Earl L. Weaver, Jr.

Its:	Vice President

/s/ Terry C. Anderson
Terry C. Anderson

/s/ Clyde B. Anderson
Clyde B. Anderson

/s/ Harold M. Anderson
Harold M. Anderson

/s/ Charles C. Anderson III
Charles C. Anderson III

Clark Group Settlement Agreement and Release

/s/ Frank Stockard
Frank Stockard

/s/ Bill Lardie
Bill Lardie

/s/ Jay Maier
Jay Maier

Delaware ESBT for Jay Maier

By:	/s/ Bonnie G. Maier

Its:	Trustee

/s/ David Gillis
David Gillis

/s/ John Barry
John Barry

/s/ Timothy Teagan
Timothy Teagan

Clark Group Settlement Agreement and Release

EXHIBIT 1

MUTUALLY AGREED DISTRIBUTION OF ESCROW FUNDS CERTIFICATE

TO:	Continental Stock Transfer & Trust Co 17 Battery Place 8th Floor New York, New York 10004
Att:	Frank D. Paolo, CFO Cynthia Jordan Sally Omrow

This Certificate is issued pursuant to that certain Escrow Agreement, dated as of February 12, 2008, among Global Logistics Acquisition Corporation, a Delaware corporation (‘‘Purchaser’’), the Sellers listed on the signature page thereto (‘‘Sellers’’), Charles C. Anderson, Jr. or, in his absence, Jay Maier, as Representative of the Sellers (the ‘‘Representative’’) and you, as Escrow Agent (the ‘‘Escrow Agreement’’). Capitalized terms used but not otherwise defined in this Certificate shall have the meanings ascribed to them in the Escrow Agreement.

Purchaser has previously issued to you two Claim Certificates dated February 9, 2009 and August 11, 2009, pursuant to which it claimed that it had a good faith belief that it was entitled to the entire Escrow Principal pursuant to the terms of the Escrow Agreement by virtue of an Indemnity Claim arising under the Purchase Agreement. The matters giving rise to such Claim Certificate have been the subject of settlement negotiations between Purchaser and the Sellers, and such parties have now settled such matters pursuant to a mutually satisfactory settlement agreement.

Accordingly, you are hereby instructed to distribute immediately $1,288,232.78 from the Escrow Principal to Purchaser by wire transfer of immediately available funds to the following account:

Bank:

Account:

Routing Number:

And you are further instructed to distribute immediately $3,763,660.47 to the Representative by wire transfer of immediately available funds to the following account:

Bank:

Account:

Routing Number:

Dated: December 31, 2009

PURCHASER:

GLOBAL LOGISTICS ACQUISITION CORPORATION

By:
Name:
Title:	Authorized Signatory

THE REPRESENTATIVE:

By:
Name:
Title:	Representative

EXHIBIT 2

AMERICAN ARBITRATION ASSOCIATION

x
:
CHARLES C. ANDERSON, JR., or, in his absence,	:	Arb. No. 14 148 Y 00499 09
JAY MAIER, as representative of a group of sellers	:
of the capital stock of The Clark Group, Inc.,	:
:
Claimant,	:	AGREED ORDER
	:	OF DISMISSAL WITH
and	:	PREJUDICE
:
CLARK HOLDINGS, INC., f/k/a GLOBAL	:
LOGISTICS ACQUISITION CORPORATION, as	:
the purchaser of the capital stock of The Clark	:
Group, Inc.,	:
:
Respondent.	:
x

Pursuant to the agreement of the parties, as evidenced by the signatures of counsel below, it is hereby agreed that the Arbitration and all claims and counterclaims asserted therein should be dismissed with prejudice with each party bearing its own costs, expenses and attorneys’ fees. All administrative fees from the American Arbitration Association concerning the Arbitration or from the Arbitrator shall be paid ½ by Claimant and ½ by Respondent.

It is so ORDERED, this ___ day of __________________, 20____.

Stephen Armstrong
American Arbitration Association Arbitrator

APPROVED FOR ENTRY:

____________________________________
Samuel P. Funk
John L. Farringer IV
Sherrard & Roe, PLC
424 Church Street, Suite 2000
Nashville, Tennessee 37219
(615) 742-4200
sfunk@sherrardroe.com
jfarringer@sherrardroe.com

____________________________________
Nancy Sills
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
nsills@graubard.com